EXHIBIT 99

                      ARMANINO FOODS OF DISTINCTION, INC.


For Immediate Release                     For More Information Contact:
October 21, 2003                          William Armanino, President & CEO
                                          Edmond J. Pera, CFO
                                          (510) 441-9300

                     ARMANINO FOODS OF DISTINCTION, INC.
                  ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

     Hayward, CA (October 21, 2003) Armanino Foods of Distinction, Inc. (NASDAQ Small Cap Symbol: ARMF) announced today net sales, operating and net income for the third quarter and nine-month period ended September 30, 2003.

     Net sales have been restated for 2003 and 2002 to reflect an accounting change which reports net sales as being reduced by promotion expenses. The Company previously reported promotional costs as expense items. Net income remains the same.

     Net sales for the third quarter ended September 30, 2003 amounted to $3,317,230 as compared to $3,407,071 for the same period in 2002 a decrease of 3%. Net sales for the nine months ended September 30, 2003 were $9,882,356 as compared to $10,158,947, a decrease of 3%. During the latter half of the quarter ended September 30, 2003 the Company saw signs that sales were gaining momentum.

     Income from continuing operations before taxes for the third quarter of 2003 was $281,084 compared to $12,653 for the third quarter of 2002. The third quarter profit is primarily attributable to higher food service and retail gross margins, coupled with administrative expense reductions implemented by management. Income from continuing operations before income taxes for the nine months ended was $172,677 compared to $311,768 a year ago.

     Net income from continuing operations for the third quarter of 2003 amounted to $184,110 or $0.06 per share compared to the September 2002 quarter which amounted to $7,212 or $0.00 per share. Net income from continuing operations for the nine months of 2003 amounted to $113,103 or $0.03 per share compared to September 2002 of $189,708 or $0.06 per share.

     Net income for the third quarter of 2003 was $184,110 or $0.06 per share compared to a net loss of $(861,517) or $(0.27) per share for the third quarter of 2002. In the third quarter of 2002 the Company wrote off plant equipment which resulted in an after tax loss of $(868,729) or $(0.27) per share. Net income for the nine months ended September 30, 2003 was $113,103 or $0.03 per share compared to a net loss of $(679,021) or $(0.21) per share for the nine months ended September 30, 2002.

     William J. Armanino, President and CEO of Armanino Foods said, "The promotional dollars we spent over the last year are now paying off. Our retail business, after promotion expenses and the exclusion of a major retailer's private label program, is up a healthy 109% over a year ago. This trend is indicative that the retail consumer is repurchasing our products in non-promotion periods."

                                  -Continued-




     Armanino continued, "We have made major strides in introducing our Garlic Zing product line throughout the Western United States. In addition, we have created retail packs of chicken nuggets and strips for which we are currently taking orders in California. We anticipate significant volume for these two items. In food service, we are definitely seeing signs that the white tablecloth business is on the rebound, which bodes well for us in future periods. We also have a major sales effort underway to introduce our new spreads to major sandwich shop chains throughout the country."

     Armanino concluded, "We had one of our strongest quarters in recent history and we look forward to this trend continuing provided the general economy continues to strengthen. Our balance sheet remains strong and we are optimistic about the future."

     Armanino is an international food company that manufactures and markets frozen pestos, filled pasta products, meatballs, cooked meat, cooked poultry products, garlic spreads and focaccia to the retail, food service, club stores, institutional, and industrial food industry segments.

                              -Continued-


___________________________________________________________________________

                       Armanino Foods of Distinction, Inc.
       RESULTS FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                    (Unaudited)
                                                Quarter Ended 9/30/03
                                                ---------------------
                                                2003             2002
                                                ----             ----

Net Sales                                     3,317,230       3,407,071
Net Income From Cont. Oper. Before Taxes        281,084          12,653
Net Income Before Discontinued Operations       184,110           7,212
Loss From Discontinued Operations
  (Net of Taxes)                                               (868,729)
Net Income/(Loss)                               184,110        (861,517)

Basic Income/(Loss) Per Common Share
  Net Income From Continuing Operations            0.06            0.00
  Loss From Discontinued Operations                -              (0.27)
  Net Income/(Loss)                                0.06           (0.27)

Weighted Average Common Shares Outstanding    3,275,108        3,250,108
Diluted Income/(Loss) Per Common Share
  Net Income From Continuing Operations            0.06             0.00
  Loss From Discontinued Operations                -               (0.26)
  Net Income/(Loss)                                0.06            (0.26)

Weighted Average Common Shares Outstanding    3,330,701        3,319,707

___________________________________________________________________________

                                                    (Unaudited)
                                              Nine Months Ended 9/30/03
                                              -------------------------
                                                2003             2002
                                                ----             ----

Net Sales                                     9,882,356       10,158,947
Net Income From Cont. Oper. Before Taxes        172,677          311,768
Net Income Before Discontinued Operations       113,103          189,708
Loss From Discontinued Operations
  (Net of Taxes)                                                (868,729)
Net Income/(Loss)                               113,103         (679,021)

Basic Income/(Loss) Per Common Share
  Net Income From Continuing Operations            0.03             0.06
  Loss From Discontinued Operations                -               (0.27)
  Net Income/(Loss)                                0.03            (0.21)

Weighted Average Common Shares Outstanding    3,258,533        3,228,168

Diluted Income/(Loss) Per Common Share
  Net Income From Continuing Operations            0.03             0.05
  Loss From Discontinued Operations                -               (0.25)
  Net Income/(Loss)                                0.03            (0.20)

Weighted Average Common Shares Outstanding    3,289,089        3,474,719
___________________________________________________________________________

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements regarding the Company's goals and growth prospects. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including general economic conditions, fluctuations in customer demand, competitive factors such as pricing pressures on existing products, and the timing and market acceptance of new product introductions, the Company's ability to achieve manufacturing efficiencies necessary for profitable sales at current pricing, and the risk factors listed from time-to-time in the Company's annual and quarterly SEC reports. The Company assumes no obligation to update the information included in this press release.

                                      END